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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Amendment 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest event reported): March 31, 2004.

ENCISION, INC.
(Exact name of Registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	0-28604 (Commission File Number)	84-1162056 (IRS Employer Identification No.)
4828 Sterling Dr., Boulder, Colorado (Address of principal executive offices)		80301 (Zip Code)

Registrant's telephone number, including area code (303) 444-2600

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

        Encision was notified by Spicer Jeffries LLP that their firm would cease providing services as accountants for Public Registrants and therefore have resigned and would cease providing their services as the Company's principal accountants effective March 31, 2004. During the period from July 15, 2003 through March 31, 2004 there were no disagreements between Encision and Spicer Jeffries on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Spicer Jeffries satisfaction, would have caused Spicer Jeffries to make reference to the subject matter of the disagreement in connection with its reports.

        Due to Spicer Jeffries' decision to cease providing services to Encision before the filing of our 10KSB for the fiscal year ended March 31, 2004, Spicer Jeffries did not issue any audit reports on our financial statements.

        On March 31, 2004 Encision's Audit Committee retained Gordon, Hughes & Banks, LLP as our principal accountant.

        Encision has not consulted with Gordon, Hughes & Banks, LLP for the two most recent fiscal years through the date of this Report regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-B.

        A letter from Spicer Jeffries LLP is attached as Exhibit 16.1 to this Form 8-K.

ITEM 7. EXHIBITS

        The exhibit index located following the signatures to this Form 8-K lists each of the exhibits filed herewith.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Encision Inc.
Date: April 27, 2004	/s/ JAMES A. BOWMAN Name: James A. Bowman Title: President & CEO

Exhibit Index

No.	Description
16.1	Letter from Spicer Jeffries LLP.

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  ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT
  ITEM 7. EXHIBITS
SIGNATURES
Exhibit Index